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[NationsBank Letterhead]                                             EXHIBIT 5.1




        November 12, 1996


        NationsBank Corporation
        NationsBank Corporate Center
        100 North Tryon Street
        Charlotte, North Carolina  28255

        Re:  Registration Statement on Form S-4 Related to the
             Acquisition of Boatmen's Bancshares, Inc.
             -------------------------------------------------

        Ladies and Gentlemen:

        I have acted as counsel to NationsBank Corporation, a North Carolina corporation (the "Corporation"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance of up to: (i) 104,351,996 shares of the Corporation's Common Stock (the "Common Stock"), (ii) 233,971 shares of the Corporation's Cumulative Convertible Preferred Stock, Series A, and 9,743,539 Depositary Shares relating thereto (collectively, the "Series A Preferred Stock"), and (iii) 9,487 shares of the Corporation's 7% cumulative Redeemable Preferred Stock, Series
        B (the "Series B Preferred Stock" and, together with the Common Stock and the Series A Preferred Stock, the "Securities") to be issued by the Corporation in connection with the merger of Boatmen's Bancshares, Inc. with and into a wholly owned subsidiary of the Corporation.

        In rendering this opinion, I have examined such corporate records and other documents, and I have reviewed such matters of law, as I have deemed necessary or appropriate. Based on the foregoing. I am of the opinion that the Securities are legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Securities have been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.



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NationsBank Corporation
November 12, 1996
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I hereby consent to be named in the Registration Statement and in the related joint proxy statement - prospectus contained therein as the attorney who passed upon the legality of the Securities, and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,


/s/ Paul J. Polking
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Paul J. Polking
Executive Vice President
  and General Counsel